United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$66,107,890
Realized Trading Gain (Loss) on Swaps	14,375,238
Unrealized Gain (Loss) on Market Value of Futures	(14,600,730)
Unrealized Gain (Loss) on Market Value of Swaps	772,665
Dividend Income	13,213
Interest Income	14,472
ETF Transaction Fees	32,000
Total Income (Loss)	$66,714,748

Expenses
General Partner Management Fees	$459,622
Brokerage Commissions	175,988
Tax Reporting Fees	119,010
Legal Fees	36,717
Audit Fees	13,151
NYMEX License Fee	11,490
Non-interested Directors' Fees and Expenses	9,330
Prepaid Insurance Expense	7,164
Tax Fees	850
Total Expenses	$833,322
Net Income (Loss)	$65,881,426

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/13	$937,710,272
Additions (8,200,000 Units)	183,109,233
Withdrawals (12,700,000 Units)	(288,769,246)
Net Income (Loss)	65,881,426

Net Asset Value End of Month	$897,931,685
Net Asset Value Per Unit (38,266,476 Units)	$23.47

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612